Exhibit 1.2

PRICING AGREEMENT

June 17, 2025

BofA Securities, Inc.

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 17, 2025 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its General Partner

By:	/s/ Thomas E. Wirth
Name:	Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Name:	Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:	/s/ Casey Martin
Name:	Casey Martin
Title:	Director

On behalf of themselves and each of the other several Underwriters

[Signature Page to Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Peter DiLullo
Name:	Peter DiLullo
Title:	Managing Director

On behalf of themselves and each of the other several Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriters	Aggregate Principal Amount of the Securities to be Purchased
BofA Securities, Inc.	$23,250,000
Wells Fargo Securities, LLC	$23,250,000
PNC Capital Markets LLC	$16,500,000
BNY Mellon Capital Markets, LLC	$15,000,000
Citigroup Global Markets Inc.	$15,000,000
Truist Securities, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
Citizens JMP Securities, LLC	$11,250,000
M&T Securities, Inc.	$11,250,000
Samuel A. Ramirez & Company, Inc.	$2,250,000
Synovus Securities, Inc.	$2,250,000

Total	$150,000,000

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SCHEDULE II

ISSUER:

Brandywine Operating Partnership, L.P.

GUARANTOR:

Brandywine Realty Trust

TITLE OF DESIGNATED SECURITIES:

$150,000,000 8.875% Guaranteed Notes due 2029

AGGREGATE PRINCIPAL AMOUNT:

$150,000,000

PRICE TO PUBLIC:

106.000% of the principal amount of the Designated Securities, plus accrued interest from April 12, 2025 to, but not including, the date of settlement of such notes

PURCHASE PRICE BY UNDERWRITERS:

105.000% of the principal amount of the Designated Securities, plus accrued interest from April 12, 2025 to, but not including, the date of settlement of such notes

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), June 27, 2025

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INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee

MATURITY:

April 12, 2029

INTEREST RATE:

8.875% per annum

INTEREST PAYMENT DATES:

April 12 and October 12, beginning on October 12, 2025

INTEREST PAYMENT RECORD DATES:

April 1 and October 1

REDEMPTION PROVISIONS:

Prior to March 12, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less interest accrued to the date of redemption or (b) 100% of the principal amount of the notes to be redeemed, plus in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

SINKING FUND PROVISIONS:

None

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CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None

DEFEASANCE PROVISIONS:

As set forth in the Indenture.

OTHER TERMS AND CONDITIONS:

None

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through August 11, 2025.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

BofA Securities, Inc.

Wells Fargo Securities, LLC

Address for Notices, etc.:

BofA Securities, Inc.

114 W. 47th Street, 7th Floor

NY8-114-07-01

New York, New York 10036

E-mail: BofA_HY_Legal_Notices@bofa.com

Attention: High Yield Legal Department

Wells Fargo Securities, LLC

550 S. Tryon Street, 5th Floor

Charlotte, NC 28202

Email: IBCMDCMLSHYLeveragedDebtCapitalMarkets@wellsfargo.com

Attention: Leveraged Debt Capital Markets

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UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

INFORMATION FURNISHED TO OPERATING

 PARTNERSHIP OR PARENT GUARANTOR

 IN WRITING BY THE UNDERWRITERS

 THROUGH THE REPRESENTATIVES

 EXPRESSLY FOR INCLUSION IN

 PROSPECTUS, TIME OF SALE

 INFORMATION OR OTHER DOCUMENTS

 (Sections 2 and 9 of the Underwriting Agreement):

As set forth in Section 9(b) of the Underwriting Agreement

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SCHEDULE III-A

FREE WRITING PROSPECTUSES INCLUDED IN TIME OF SALE INFORMATION

•	Term sheet dated June 17, 2025

SCHEDULE III-B

OTHER FREE WRITING PROSPECTUSES

None.

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SCHEDULE IV

CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR

(Section 2(g) of Underwriting Agreement)

None

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SCHEDULE V

SPECIFIED JOINT VENTURE SUBSIDIARIES

(Section 2(ff) of Underwriting Agreement)

JBG – 51 N 50 Patterson Holdings LLC and 125 First Street Office LLC

3025 JFK – Brandywine Opportunity Fund LP

3151 Market – Brandywine 3151 Venture, LP

Cira Square – Cira Square REIT, LLC

One Uptown Office – Brandywine One Uptown Office LLC

One Uptown Residential – Brandywine One Uptown Multifamily LLC

Commerce Square – Philadelphia Plaza – Phase II, L.P. and Commerce Square Partners – Philadelphia Plaza, L.P

Mid-Atlantic Office –Mid-Atlantic Property Holdings LLC

Hatch BioFund –Hatch BioFund Management LLC

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